CERTIFICATION OF CHIEF FINANCIAL OFFICER
                          OF CORPORATE GENERAL PARTNER

            PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Robert A. Bourne, the President and Treasurer of CNL Realty Corporation, the corporate general partner of CNL Income Fund XVII, Ltd. (the "Partnership"), has executed this certification in connection with the filing with the Securities and Exchange Commission of the Partnership's Quarterly Report on Form 10-Q for the period ending September 30, 2003 (the "Report"). The undersigned hereby certifies that:

(1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

Date:  November 13, 2003                /s/ Robert A. Bourne
                                        -----------------------------------
                                        Name:  Robert A. Bourne
                                        Title: President and Treasurer


                                        A  signed   original  of  this   written
                                        statement required by Section 906 has been provided to CNL Income Fund XVII, Ltd. and will be retained by CNL Income Fund XVII, Ltd. and furnished to the Securities and Exchange Commission or its staff upon request.